UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2014

Radioio, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-27574	59-3350778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
475 Park Avenue South, 4th Floor, New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 486-3364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Sales of Unregistered Equity Securities

On March 11, 2014, Radioio, Inc. (the “Company”) sold 384,615 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), to Zanett Opportunity Fund, Ltd. (the “Fund”) for an aggregate purchase price of $250,000, or $0.65 per share.   Zachary McAdoo, Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company, is the president of McAdoo Capital, Inc., which is the investment manager of the Fund.  The Company will use the proceeds from this transaction for working capital purposes.

In connection with the issuance of shares of Common Stock described above, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

Section 8 – Other Events

Item 8.01  Other Events.

Trading Symbol Change

Effective March 17, 2014, the Company has begun trading on the OTC market under the trading symbol “RAIO” and will no longer trade under the trading symbol “RDIO.”  The Financial Industry Regulatory Authority (“FINRA”) had previously assigned the “RDIO” trading symbol to the Company effective January 10, 2014 in connection with the merger of ioWorldMedia, Incorporated with and into the Company in December 2013.  However, FINRA subsequently notified the Company that FINRA had determined that the Company could no longer trade under the “RDIO” trading symbol because FINRA had determined that this trading symbol was confusingly similar to another, unrelated company, and therefore, it was necessary to change the Company’s trading symbol.  Beginning March 17, 2014, the Company’s securities trade and are listed under the trading symbol “RAIO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIOIO, INC.

March 17, 2014	By:	/s/ Zachary McAdoo
Zachary McAdoo
Chairman, President, Chief Executive Officer and Chief Financial Officer

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